                                                                    EXHIBIT 21.1

SUBSIDIARIES OF PROGRESS SOFTWARE CORPORATION

North America
       Barbados                Progress Software International Sales Corporation
       Canada                  Progress Software Corporation of Canada Ltd.
       Canada                  PeerDirect Company
       Delaware                Falcon Asset Acquisition Corporation
       Delaware                NuSphere Corporation
       Delaware                PeerDirect Corporation
       Delaware                Progress Software International Corporation
       Delaware                Progress Software Corporation
       Delaware                Sonic Software Corporation
       Massachusetts           DataDirect Technologies Corp.
       Massachusetts           eXcelon Corporation
       Massachusetts           Progress Security Corporation

Europe
       Austria                 Progress Software GesmbH
       Belgium                 DataDirect Technologies NV
       Belgium                 Progress Software NV
       Czech Republic          Progress Software spol. s.r.o.
       Denmark                 Progress Software A/S
       Finland                 Progress Software Oy
       France                  Object Design S.a.r.l.
       France                  Progress Software S.A.
       France                  Sonic Software S.a.r.l.
       Germany                 DataDirect Technologies GmbH
       Germany                 Progress Software GmbH
       Germany                 Sonic Software GmbH
       Italy                   Object Design Italia S.r.l.
       Italy                   Progress Software Italy S.r.l.
       Italy                   Sonic Software S.r.l.
       Netherlands             eXcelon Nederland B.V.
       Netherlands             Progress Software B.V.
       Netherlands             Progress Software Europe B.V.
       Netherlands             Sonic Software B.V.
       Norway                  Progress Software A/S
       Poland                  Progress Software sp. z.o o.
       Spain                   Progress Software S.L.
       Sweden                  Progress Software Svenska AB
       Switzerland             Progress Software AG
       United Kingdom          DataDirect Technologies Ltd.
       United Kingdom          Progress Software Limited
       United Kingdom          Sonic Software (UK) Limited

Latin America
       Argentina               Progress Software de Argentina S.A.
       Brazil                  Progress Software do Brasil Ltda.

       Chile                   Progress Software de Chile S.A.
       Colombia                Progress Software de Colombia S.A.
       Mexico                  Progress Software, S.A. de C.V.
       Venezuela               Progress Software de Venezuela C.A.

Other
       Australia               eXcelon (Pty) Ltd.
       Australia               Progress Software Pty. Ltd.
       Hong Kong               C-Bridge Hong Kong Limited
       Hong Kong               Progress Software Corporation Limited
       Japan                   DataDirect Technologies KK
       Japan                   Sonic Software KK
       Malaysia                Progress Software (M) Sdn Bhd
       Singapore               Progress Software Corporation (S) Pte. Ltd.
       South Africa            Progress Software (Pty) Ltd.

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